EXHIBIT 4.1

UNSECURED PROMISSORY NOTE

$[ ]	[Date:]

FOR VALUE RECEIVED, Covenant Bancshares, Inc. (“Maker”), promises to pay to (“Payee”), on demand the principal sum of __________ ($    .00), or so much thereof as shall have been advanced from time to time, together with interest on the unpaid principal balance in accordance with the terms set forth below.  Interest shall accrue on the unpaid principal balance at an annual rate equal to eight percent (8%), payable in arrears.  Interest shall be calculated on the basis of a year of 365 days and charged for the actual number of days elapsed.

1.	Advances and Payments.

1.01 Advances.  Advances under this Unsecured Promissory Note (this “Note”) may be requested in writing by Maker from time to time on or before [          ], and after such date, Payee shall have no obligation to advance funds under this Note.  In addition, Payee will have no obligation to advance funds under this Note if Maker is in default under the terms of this Note.

1.02 Principal and Interest.  The entire balance of principal and interest shall be due and payable on [          ].  Interest on this Note shall continue to accrue until either the date on which the Note is paid in full or the date on which the Conversion (as defined below) takes place.

1.03 Manner of Payment.  All payments of principal and interest on this Note shall be made payable at _______________________________, or at such other place as Payee shall designate to Maker in writing.  If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note.  “Business Day” means any day other than a Saturday, Sunday, or legal holiday in the State of Illinois.

1.04 Prepayment.  Maker may, without premium or penalty, at any time and from time to time, repay all or any portion of the outstanding principal balance due under this Note, provided that each such repayment is accompanied by accrued interest on the amount of principal being repaid calculated to the date of such repayment.

2.	Defaults.

2.01 Events of Default.  The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder (“Event of Default”):

(a)	If Maker fails to pay when due any payment of principal or interest on this Note and such failure shall be continuing thirty (30) days following receipt of notice by Maker from Payee of such failure;

(b)
If, pursuant to or within the meaning of Chapters 7 or 11 of the United States Bankruptcy Code (the “Bankruptcy Law”), Maker (i) commences a voluntary case or proceeding; (ii) has an involuntary case filed against it which remains undismissed for forty-five (45) days; (iii) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official; or (iv) makes an assignment for the benefit of its creditors; or

(c)
If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker’s properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

2.02 Remedies.  Upon the occurrence of an Event of Default under paragraph 2.01(b) or 2.01(c) hereof (unless all such Events of Default have been cured or waived by Payee), Payee may, at its option, exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note.

        3.  Conversion. If Maker fails to pay the entire balance of principal and interest  that is due on [          ], as set forth in Section 1.02 herein, any time thereafter, at the option of the Maker, the outstanding balance of principal and interest may be converted into common stock of the Maker (the “Conversion”) at a conversion factor of 1.5 of the book value of the common stock at the date of the Conversion.  Maker shall not issue any fractional shares as part of the Conversion; any right the Payee may have to a fractional share pursuant to this Section 3, shall be forfeited.  Upon the Conversion, the obligations of the Maker pursuant to this Note shall be deemed satisfied in full.

4.	Miscellaneous.

4.01 Waiver.  The rights and remedies of Payee under this Note are cumulative and not alternative.  No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee.  Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law: (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note.  Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

4.02 Notices.  Any notice required or permitted to be given hereunder shall be in writing and delivered personally or sent by overnight mail or certified mail, return receipt requested, postage prepaid and addressed as follows:

If to Maker:	Covenant Bancshares, Inc. 7306 West Madison Street Forest Park, Illinois 60130

If to Payee:

or to such other address or addresses specified by notice given in the manner provided above.  Notice shall be deemed given as of the date of actual receipt in the case of personal or overnight delivery or three (3) business days after mailing if sent by certified mail.

4.03 Severability.  If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect.  Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

4.04 Governing Law.  This Note will be governed by the laws of the State of Illinois without regard to conflicts of laws principles.

4.05 Parties In Interest.  This Note shall bind Maker and its successors and assigns.

4.06 Assignment of Note.  Payee may not assign this Note without the prior written consent of Maker, which may not be unreasonably withheld, except by will or pursuant to the provisions of any estate planning trust or, in default thereof, by operation of law.

4.07 Section Headings.  The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation.

THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY A FEDERAL AGENCY.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

COVENANT BANCSHARES, INC. By: ______________________________________ Herman L. Davis Secretary Treasurer and CFO

COVENANT BANCSHARES, INC.

PROMISSORY NOTE SUBSCRIPTION AGREEMENT

This  Promissory Note Subscription Agreement (this “Agreement”), by and between the undersigned subscriber (“Subscriber”) and Covenant Bancshares, Inc., an Illinois corporation (the “Company”), is entered into this _______ day of _____________.

WHEREAS, the Company is offering for sale an unsecured promissory note of the Company in the form attached to this Agreement as Exhibit A (the “Note”) in the principal amount set forth opposite such subscriber’s name on the signature page hereof in a private placement offering (the “Offering”);

WHEREAS, if the Company fails to pay the entire balance of principal and interest that is due on [          ], the Company may convert the Note into shares of the Company’s common stock (the “Common Stock”) at a conversion factor of 1.5 of the book value of the Common Stock at the date of such conversion (such shares issued on conversion, the “Conversion Shares”);

WHEREAS, the undersigned Subscriber wishes to subscribe for and purchase the Note on the terms described in this Agreement in the Note and understands that the Company, at its sole option, may convert the Note into Conversion Shares in the event the Company fails to pay the entire balance of principal and interest that is due on [          ].

NOW, THEREFORE, the parties hereby agree as follows:

1. Subscription for Note.  The Subscriber hereby subscribes for and agrees to purchase, subject to the terms and conditions of this Agreement, the Note in the principal amount set forth upon the signature page hereof. This Agreement represents an irrevocable offer by the Subscriber to subscribe for the Note, except as expressly provided herein. Such offer and this Agreement, subject to the terms hereof, shall become a contract for the sale of the Note upon the acceptance hereof by the Company on or before __________ or such later date to which the Offering is extended by the Company (the “Termination Date”).

2. Right to Accept or Reject.  The Company reserves the unrestricted right to accept or reject this or any other subscription, in whole or in part, and to withdraw its offer at any time.

3. Payment.  Payment will be made by the Subscriber pursuant to the terms of the Note.

4. Non-Acceptance.  If this subscription is not accepted by the Company by the Termination Date, the subscription by the Subscriber herein shall cease to be effective, the funds of such Subscriber shall be returned to the Subscriber in full, without interest, and, notwithstanding any provision herein to the contrary, this Agreement shall be void and of no effect whatsoever and shall not bind the Company in any manner or respect.

5. Representations, Warranties, and Covenants of the Subscriber.  The Subscriber hereby represents, warrants and covenants to the Company as follows:

(a) The Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

(b) The Subscriber has received and read and is familiar with the terms of the Note, the risk factors set forth in Exhibit B hereto (the “Risk Factors”) and the financial statements set forth in Exhibit C hereto (the “Financial Statements”) and the Subscriber confirms that all documents, records and books pertaining to the Note and requested by him/her/it have been made available or delivered to the Subscriber.

(c) The Subscriber has adequate means of providing for his/her/its current needs and possible personal contingencies, and the Subscriber has no need for liquidity of his/her/its investment in the Note and has a net worth sufficient to bear the risk of losing his/her/its entire investment in the Note.

(d) The Subscriber and/or his/her/its advisor(s) have had a reasonable opportunity to ask questions of and receive information and answers from the Company, or a person or persons acting on its behalf, concerning the terms and conditions of the repayment of amounts owing under the Note, the conversion of the Note into Conversion Shares under the conditions described in Section 3 of the Note, the other terms and conditions of the Note and the Company’s business and the business of Covenant Bank (the “Bank”) as of the date of this Agreement and all questions have been answered and all such information has been provided to the full satisfaction of the Subscriber.

(e) The Subscriber understands that the Note has not been and will not be registered under the Act or the securities laws of any state in reliance on an exemption for private offerings under Section 4(2) of the Act and the provisions of Rule 506 of Regulation D promulgated thereunder, and the securities laws of any applicable states.

(f) The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to his/her/its net worth, and his/her/its investment in the Note will not cause such overall commitment to become excessive.

(g) The Note is being acquired solely for his/her/its own account for investment purposes only and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement.  In order to induce the Company to issue and sell the Note to the Subscriber, it is agreed that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Note by anyone but the Subscriber.

(h) The Subscriber acknowledges and is aware of the following:

(i) The Company is a private company not required to provide financial or other information to its shareholders or to holders of a Note.

(ii) The Note is not a deposit or obligation of a bank or savings association and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any governmental agency.

(iii) If the Company fails to pay the entire balance of principal and interest that is due on [June 16, 2010] for any reason, the Company may, at its sole election, convert the outstanding balance of principal and interest under the Note into Common Stock at a conversion factor of 1.5 of the book value of the common stock at the date of the conversion and that, following such conversion, all obligations of the Company under the Note, including the payment of principal and interest, will be deemed satisfied in full

(iv) The Note involves a risk of loss by the Subscriber of the Subscriber’s entire investment in the Note.

(v) There are restrictions on the transferability of the Note; the Note will not be, and investors in the Company have no right to require that the Note or Conversion Shares, if any are issued, be registered under the Securities Act; there is no established market for the Note or the Conversion Shares and, accordingly, the Subscriber may have to hold the Note until maturity or the Conversion Shares, if any are issued, indefinitely, and it may not be possible for the Subscriber to liquidate his/her/its investment in the Note or the Conversion Shares, as applicable.

(vi) The Note will bear a restrictive legend substantially to the following effect:

THIS UNSECURED PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE, BUT HAVE BEEN ISSUED PURSUANT TO THE EXEMPTIONS UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS.  THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE IS RESTRICTED AND MAY NOT BE ACCOMPLISHED EXCEPT IN ACCORDANCE WITH THIS AN APPLICABLE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS UNNECESSARY OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS.

NO ASSIGNMENT OF THE NOTE MAY BE MADE WITHOUT THE PRIOR WRITTEN CONSENT OF COVENANT BANCSHARES, INC., EXCEPT FOR ASSIGNMENTS IN CONNECTION WITH ANY ESTATE PLANNING TRUST.

(vii) If any Conversion Shares are issued upon, the Conversion Shares will bear a restrictive legend substantially to the following effect:

THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE, BUT HAVE BEEN ISSUED PURSUANT TO THE EXEMPTIONS UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS.  THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SHARES OF COMMON STOCK IS RESTRICTED AND MAY NOT BE ACCOMPLISHED EXCEPT IN ACCORDANCE WITH AN APPLICABLE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS UNNECESSARY OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS.

(i) The Subscriber is not subscribing for the Note as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, or presented at any seminar, meeting or service, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

(j) The Subscriber is not relying on the Company (or its officers, directors, employees, or affiliates) with respect to the economic or tax considerations of the Subscriber relating to the investment in the Note.  In regard to such considerations, the Subscriber has relied on the advice of, or has consulted with, only his/her/its own advisors.  Subscriber is responsible for all federal, state, and local income and other taxes relating to the Note.

(k) No federal or state agency has passed upon the adequacy of the information presented to the Subscriber or made any finding or determination as to the fairness of an investment in the Note.

(l) All information which the Subscriber has heretofore furnished and furnishes herewith to the Company, including the certification as to the Subscriber’s status as an “accredited investor” within the meaning of Rule 501 under the Act, and any other information with respect to the Subscriber’s financial position and business experience set forth in the Subscriber’s Subscriber Questionnaire (attached as Schedule A hereto) is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to the acceptance, if any, of this Agreement by the Company, the Subscriber will immediately furnish such revised or corrected information to the Company.

(m) The Subscriber has, either alone or with a purchaser representative, such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Note and to make an informed investment decision with respect thereto.

(n) Within five days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws and ordinances to which the Company is subject.

The foregoing representations, warranties and covenants are true and accurate as of the date hereof and shall be true and accurate as of the date of the issuance of the Note and shall survive such delivery.  If in any respect such representations and warranties shall not be true and accurate, the Subscriber shall give written notice of such fact to the Company specifying which representations and warranties are not true and accurate and the reasons therefor.

6. Indemnification.  The Subscriber acknowledges that the Subscriber understands the meaning and legal consequences of the representations, warranties and covenants contained in Section 5 hereof, and the Subscriber hereby agrees to indemnify and hold harmless the Company, its employees, agents and representatives from and against any and all losses, claims, damages or liabilities (including any costs or expenses incurred), joint or several, due to or arising out of a breach of any representation, warranty or covenant of the Subscriber contained in this Agreement.

7. Non-Disclosure.  The Subscriber acknowledges that the Company is furnishing or has furnished to the Subscriber certain proprietary information (“Confidential Information”) relating to the business affairs and operations of the Company for study and evaluation by the Subscriber for possibly investing in Note, including the information provided in the Risk Factors and the Financial Statements.  The Subscriber acknowledges that the information provided by the Company is confidential; therefore, the Subscriber agrees not to disclose it and not to disclose that any discussions or contacts with the Company have occurred or are intended, other than as provided for in the following paragraph.

The Subscriber acknowledges that the information furnished is in all respects confidential in nature, other than information which is in the public domain through other means and that any disclosure or use of same by the Subscriber, except as provided in this Agreement, may cause serious harm or damage to the Company.  Therefore, the Subscriber agrees that the Subscriber will not use the information furnished for any purpose other than as stated above, and agrees that the Subscriber will not either directly or indirectly by agent, employee, or representative, disclose this information, either in whole or in part, to any third party; provided, however that (a) information furnished may be disclosed only to those directors, officers and employees of the Subscriber and to the Subscriber’s advisors, in each case, who need such information for the purpose of evaluating the investment in the Note (it being understood that those directors, officers, employees and advisors shall be informed by the Subscriber of the confidential nature of such information and shall be directed by the Subscriber to treat such information confidentially), and (b) any disclosure of information may be made to which the Company consents in writing.

8. No Waiver.  Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Subscriber, the Subscriber does not thereby or in any other manner waive any rights granted to him/her/it under federal or state securities law.

9. Transferability.  The Subscriber agrees not to transfer or assign this Agreement, or any of his/her/its interest herein, and further agrees that the assignment and transferability of the Note acquired pursuant hereto shall be made only in accordance with the terms of the Note.

10. Irrevocability; Binding Effect.  The Subscriber hereby acknowledges and agrees that, except as provided under applicable state securities laws, the subscription hereunder is irrevocable, that the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her/its heirs, executors, administrators, successors, legal representatives, and assigns.

11. Termination of Agreement.  This Agreement may be terminated by the Company if the representations and warranties of the Subscriber referred to in Paragraph 4 hereof shall not be true prior to the satisfaction of the conditions precedent set forth in Paragraph 3.  In the event of any such termination, this Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder and the Company shall promptly return to the Subscriber this Agreement.

12. Miscellaneous.

(a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Subscriber at the Subscriber’s address set forth below and to Covenant Bancshares, Inc., 7306 West Madison Street, Forest Park, Illinois, Attn: John Sorensen.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(c) This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

(d) Each provision of this Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

13. Certificate of Non-Foreign Status.  Under penalties of perjury, the Subscriber declares that, to the best of his/her/its knowledge and belief, the following statements are true, correct and complete: (i) that unless an Internal Revenue Service Form W-8ECI has been completed, the Subscriber is not a foreign person for purposes of U.S. income taxation (i.e., the Subscriber is not a nonresident alien, nor executing this document as an officer of a foreign corporation, as a partner in a foreign partnership, or as a fiduciary of a foreign employee benefit plan, foreign trust or foreign estate); (ii) that the following information contained elsewhere in the subscription documents is true, correct and complete: the U.S. taxpayer identification number (i.e., social security number or employer identification number), the home address (in the case of an individual) or office address (in the case of an entity) and the place of incorporation (in the case of a corporation); and (iii) that the Subscriber agrees to inform the Company promptly if the Subscriber becomes a nonresident alien (in the case of an individual) or other foreign person (in the case of an entity) during the three years immediately following the date hereof.

14. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed or has caused to be executed by its duly authorized officers, partners or other representatives, this Subscription Agreement this ___ day of _____________, and declares that it is truthful and correct.  The undersigned acknowledges, represents and agrees to be bound by the terms of this Agreement.

PRINCIPAL AMOUNT OF NOTE SUBSCRIBED FOR:

$__________________________________

SUBSCRIBER(S): _____________________________________________ Name of Subscriber	______________________________________________ Signature of Subscriber

SUBSCRIBER’S MAILING ADDRESS: ________________________________________

SUBSCRIBER’S SOCIAL SECURITY NUMBER(1): ______________________________

[To be completed by Subscriber]

______________
(1) For corporate subscribers, please indicate your taxpayer identification number.